Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Second Quarter 2018 Financial Results

Second Quarter 2018 Net Revenue of $101.5 million
and GAAP and Non-GAAP Gross Margins of 55.5% and 64.6%
Carlsbad, Calif. – August 7, 2018 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio-frequency, mixed-signal and high-performance analog integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications, today announced financial results for the second quarter ended June 30, 2018.
Management Commentary
“In the second quarter of 2018, we delivered net revenue of $101.5 million, highlighted by strong GAAP and non-GAAP gross margins of 55.5% and 64.6%, respectively. Our GAAP loss from operations of 0% of revenue and non-GAAP income from operations of 28% of revenue underscore our strong execution and overall profitability. We are making strong progress in expanding the Company toward becoming a leading provider of high-performance analog and mixed-signal products addressing the capacity, speed, and power bottlenecks in the large and rapidly transforming wired and wireless network infrastructure markets,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “Looking forward, while the cable broadband DOCSIS data standard transition has proven to be a revenue challenge owing to our customers drawing down inventories, we believe Q3 marks the bottom for our DOCSIS and Connected Home business with a resumption of growth of overall revenue beginning in Q4. The continued progress on our infrastructure efforts combined with a growing high-performance analog business gives us confidence in our outlook,” continued Dr. Seendripu.

Second Quarter 2018 Business Highlights

•	G.hn Wave 2 transceiver ICs were selected by German home networking pioneer devolo.

•	Announced hardware compression solution XR9240 that supports the Dell EMC VMAX All-Flash storage array portfolio.

•	MxL69x ATSC receiver was selected by Nuvyyo, Inc. for an innovative new Tablo DVR product.

•	MxL85110 broadband modem SoC was selected by GiaX GmbH for its HelEOS network system.

•	Announced MaxLinear's MoCA 2.5 networking ICs were selected by Teamly Digital for its new FiberCableStream cable micronode.

•	Announced collaboration with Hitron Technologies America to integrate MxL3710 on a range of Hitron's new multi-gigabit client devices addressing MoCA 2.5 based broadband data access networks.

•	Announced that Thailand's TOT Public Company Limited is deploying a new gigabit broadband internet service that is powered by MaxLinear's G.hn wired connectivity technology.

•	Announced a new G.hn-based fiber-to-the-distribution-point (FTTdp) platform addressing the needs of service providers in partnership with Methode Electronics, Inc. and LEA Networks.

Second Quarter Financial Highlights
The results of the second quarter of 2018 continue to be influenced by the Company's most recent acquisitions and related purchase price accounting impacts. Specifically, this included the acquisitions of Marvell’s G.hn business in April 2017 and Exar Corporation in May 2017, and the interest on the Term loan that was secured to finance the Exar transaction. Additionally, on January 1, 2018, MaxLinear adopted new revenue accounting guidance that accelerated the recognition of revenue and costs on certain distributor sales upon sale to the distributor, or the sell-in method, versus revenue recognition upon sale to the distributor’s end customers, or the sell-through method. Due to a reduction in the level of inventory in the distribution channel at the end of the second quarter, owing to greater sell-through of product to the distributors' end customers, the impact of adopting the new accounting guidance resulted in a decrement of $2.4 million in recognized revenue, and a corresponding decrease in GAAP and non-GAAP gross profit of $1.0 million. Under the prospective method of adoption, the results for the periods prior to the first quarter of 2018 have not been adjusted to reflect the change in timing of revenue recognition on such distributor sales.
GAAP basis:
Net revenue was $101.5 million, down 8% sequentially and down 3% year-on-year.

•	GAAP gross margin was 55.5%, compared to 56.5% in the prior quarter, and 49.1% in the year-ago quarter.

•
GAAP operating expenses were $56.6 million in the second quarter 2018, or 56% of revenue, compared to $58.2 million or 53% of revenue in the prior quarter, and $66.9 million or 64% of revenue in the year-ago quarter.

•	GAAP loss from operations was 0% of revenue, compared to income from operations of 4% in the prior quarter, and loss from operations of 15% in the year-ago quarter.

•	Net cash flow provided by operating activities of $35.8 million, compared to $12.0 million in the prior quarter and cash used in operating activities of $7.1 million in the year-ago quarter.

•	GAAP pre-tax losses were 3% of revenue, compared to pre-tax losses that were 0% of revenue in the prior quarter, and pre-tax losses that were 18% of revenue in the year-ago quarter.

•	GAAP income tax provision was $11.2 million, compared to an income tax benefit of $1.9 million in the prior quarter, and an income tax benefit of $29.5 million in the year-ago quarter.

•	GAAP net loss was $14.4 million, compared to net income of $1.8 million in the prior quarter, and net income of $11.0 million in the year-ago quarter.

•	GAAP diluted loss per share was $0.21, compared to diluted earnings per share of $0.03 in the prior quarter, and diluted earnings per share of $0.16 in the year-ago quarter.
Non-GAAP basis:

•	Non-GAAP gross margin was 64.6%. This compares to 64.9% in the prior quarter, and 64.4% in the year-ago quarter.

•	Non-GAAP operating expenses were $37.1 million, or 37% of revenue, compared to $39.3 million or 35% of revenue in the prior quarter, and $36.9 million and 35% of revenue in the year-ago quarter.

•	Non-GAAP income from operations was 28% of revenue, compared to 29% in the prior quarter, and 29% in the year-ago quarter.

•	Non-GAAP pre-tax margin was 25% of revenue, compared to 25% in the prior quarter, and 26% in the year-ago quarter.

•	Non-GAAP effective tax rate was 7% of non-GAAP pre-tax income, compared to 7% in the prior quarter, and 10% in the year-ago quarter.

•	Non-GAAP net income was $23.7 million, compared to $26.2 million in the prior quarter, and $24.7 million in the year-ago quarter.

•	Non-GAAP diluted earnings per share was $0.34, compared to $0.37 in the prior quarter, and $0.35 in the year-ago quarter.

Third Quarter 2018 Business Outlook
The company expects revenue in the third quarter to be in the range of $83 million to $87 million, and also estimates the following:

•	GAAP and non-GAAP gross margin of approximately 51.5% and 62.5%, respectively.

•	GAAP and non-GAAP operating expenses of approximately $54.5 million and $36.0 million, respectively.

•	GAAP and non-GAAP interest expenses of approximately $3.8 million.

•	GAAP income taxes of approximately $0.5 million and non-GAAP cash tax rate of approximately 7%.

Webcast and Conference Call
MaxLinear will host its second quarter financial results conference call today, August 7, 2018 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until August 21, 2018. A replay of the conference call will also be available until August 21, 2018 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13653123.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for third quarter 2018 revenue, gross margins, operating expenses, interest expenses, and tax rates). These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to recently completed acquisitions. With respect to the 2017 acquisition of Exar Corporation, Exar’s target markets and business operations differ substantially from those of MaxLinear, and we may be unable to realize anticipated strategic, financial, and operating synergies to the same relative extent as we were able to achieve in other recent acquisitions. In addition, our decisions with respect to all our acquisitions were based on management’s current expectations with respect to the size of the available markets and growth opportunities presented by these acquisitions, all of which are subject to material risks and uncertainties. In connection with the acquisition of Exar, we incurred substantial acquisition-related indebtedness, which materially changed our financial profile and presents specific risks relating to our ability to service interest and principal payments and limitations on our operating flexibility based on operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties arising from our operations generally and our recently completed acquisitions include intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; indemnification obligations of Exar arising from a recent divestiture; the impact on our financial condition of the incurred acquisition indebtedness and cash usage arising from the Exar transaction; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. Our forward-looking GAAP income tax rate includes preliminary assumptions regarding the Tax Act, whereas our forward-looking non-GAAP income tax rate excludes impacts of the Tax Act. The final impact of the Tax Act on our income taxes may differ from our estimates, possibly materially, due to, among other things, changes in interpretations and assumptions made, additional guidance that may be issued, and actions taken by MaxLinear as a result of the Tax Act. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 20, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of August 7, 2018, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, income from operations as a percentage of revenue, pre-tax margins, effective tax rate, net income and diluted earnings per share. These supplemental measures exclude the effects of (i) stock-based compensation expense; (ii) an accrual related to our performance based bonus plan for 2018, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2017, which we settled in shares of our common stock in 2018; (iv) amortization of purchased intangible assets and inventory step up; (v) depreciation of fixed assets step-up; (vi) acquisition and integration costs related to 2017 acquisitions; (vii) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (viii) severance and other restructuring charges; and (ix) non-cash income tax benefits and expenses and effects of the Tax Act. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding

GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.
We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the 2017 performance periods were settled through the issuance of shares of common stock under our equity incentive plans in February 2018. We currently expect that bonus awards under our fiscal 2018 program will be settled in common stock in the first quarter of fiscal 2019. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and step-up of inventory to fair value, depreciation of step-up of property and equipment to fair value, and acquisition and integration costs primarily consisting of professional and consulting fees.
Restructuring charges incurred are related to our restructuring plans which address issues primarily relating to the integration of the Company and acquired businesses or internal operations and primarily include severance and restructuring costs related to exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expense adjustments are those that do not affect cash income taxes payable. Effects of the Tax Act were excluded from Non-GAAP effective tax rate.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the third quarter 2018.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal and high-performance analog integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Gideon Massey
Revenue and Investor Relations Manager
Tel: 949-333-0056
gmassey@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net revenue	$101,533	$110,827	$104,175
Cost of net revenue	45,203	48,159	53,071
Gross profit	56,330	62,668	51,104
Operating expenses:
Research and development	30,211	31,121	29,015
Selling, general and administrative	24,501	27,117	31,338
Restructuring charges	1,865	—	6,546
Total operating expenses	56,577	58,238	66,899
Income (loss) from operations	(247)	4,430	(15,795)
Interest income	19	18	64
Interest expense	(3,694)	(3,894)	(2,201)
Other income (expense), net	725	(571)	(618)
Total interest and other income (expense), net	(2,950)	(4,447)	(2,755)
Loss before income taxes	(3,197)	(17)	(18,550)
Income tax provision (benefit)	11,225	(1,864)	(29,515)
Net income (loss)	$(14,422)	$1,847	$10,965
Net income (loss) per share:
Basic	$(0.21)	$0.03	$0.17
Diluted	$(0.21)	$0.03	$0.16
Shares used to compute net income (loss) per share:
Basic	68,335	67,674	65,889
Diluted	68,335	70,440	69,645

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2018	June 30, 2017
Net revenue	$212,360	$193,016
Cost of net revenue	93,362	88,988
Gross profit	118,998	104,028
Operating expenses:
Research and development	61,332	52,893
Selling, general and administrative	51,618	49,951
Restructuring charges	1,865	6,546
Total operating expenses	114,815	109,390
Income (loss) from operations	4,183	(5,362)
Interest income	37	259
Interest expense	(7,588)	(2,201)
Other income (expense), net	154	(762)
Total interest and other income (expense), net	(7,397)	(2,704)
Loss before income taxes	(3,214)	(8,066)
Income tax provision (benefit)	9,361	(27,494)
Net income (loss)	$(12,575)	$19,428
Net income (loss) per share:
Basic	$(0.18)	$0.30
Diluted	$(0.18)	$0.28
Shares used to compute net income (loss) per share:
Basic	68,008	65,564
Diluted	68,008	69,398

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Operating Activities
Net income (loss)	$(14,422)	$1,847	$10,965
Adjustments to reconcile net income (loss) to cash provided by operating activities
Amortization and depreciation	20,051	20,084	18,261
Accretion of investment discount	—	—	(107)
Amortization of inventory step-up	—	—	5,635
Amortization of debt issuance costs and discount	287	287	175
Stock-based compensation	7,309	8,473	11,628
Deferred income taxes	(1,289)	(2,332)	(53,297)
Loss on disposal of property and equipment	—	—	3
Loss on sale of available-for-sale securities	—	—	38
(Gain) loss on foreign currency	(828)	471	898
Excess tax benefits on stock-based awards	(318)	(797)	(2,376)
Impairment of leasehold improvements	700	—	—
Changes in operating assets and liabilities:
Accounts receivable	6,979	(24,533)	(13,496)
Inventory	1,420	7,676	(2,289)
Prepaid expenses and other assets	2,213	1,003	4,385
Accounts payable, accrued expenses and other current liabilities	11,540	(421)	7,610
Accrued compensation	1,401	2,502	(1,664)
Deferred revenue and deferred profit	—	(138)	7,633
Accrued price protection liability	(132)	(1,359)	2,676
Other long-term liabilities	913	(792)	(3,768)
Net cash provided by (used in) operating activities	35,824	11,971	(7,090)

Investing Activities
Purchases of property and equipment	(2,423)	(2,381)	(1,155)
Purchases of intangible assets	—	—	(5,205)
Cash used in acquisition, net of cash acquired	—	—	(473,304)
Maturities of available-for-sale securities	—	—	63,761
Net cash used in investing activities	(2,423)	(2,381)	(415,903)

Financing Activities
Net proceeds from issuance of debt	—	—	416,846
Repayment of debt	(18,000)	(25,000)	—
Net proceeds from issuance of common stock	3,036	980	7,657
Minimum tax withholding paid on behalf of employees for restricted stock units	(1,448)	(2,391)	(3,496)
Net cash provided by (used in) financing activities	(16,412)	(26,411)	421,007
Effect of exchange rate changes on cash and cash equivalents	793	(258)	839
Increase (decrease) in cash, cash equivalents and restricted cash	17,782	(17,079)	(1,147)
Cash, cash equivalents and restricted cash at beginning of period	57,333	74,412	91,238
Cash, cash equivalents and restricted cash at end of period	$75,115	$57,333	$90,091

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2018	June 30, 2017
Operating Activities
Net income (loss)	$(12,575)	$19,428
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Amortization and depreciation	40,135	25,160
Provision for losses on accounts receivable	—	87
Accretion of investment discount	—	(60)
Amortization of inventory step-up	—	5,635
Amortization of debt issuance costs and discount	574	175
Stock-based compensation	15,782	17,102
Deferred income taxes	(3,621)	(53,142)
Gain on disposal of property and equipment	—	(85)
Loss on sale of available-for-sale securities	—	38
(Gain) loss on foreign currency	(357)	682
Excess tax benefits on stock-based awards	(1,115)	(3,290)
Impairment of leasehold improvements	700	—
Changes in operating assets and liabilities:
Accounts receivable	(17,554)	(20,932)
Inventory	9,096	(7,391)
Prepaid expenses and other assets	3,216	5,210
Accounts payable, accrued expenses and other current liabilities	11,119	15,562
Accrued compensation	3,903	(1,282)
Deferred revenue and deferred profit	(138)	7,326
Accrued price protection liability	(1,491)	9,447
Other long-term liabilities	121	(4,088)
Net cash provided by operating activities	47,795	15,582

Investing Activities
Purchases of property and equipment	(4,804)	(1,898)
Purchases of intangible assets	—	(5,325)
Cash used in acquisition, net of cash acquired	—	(473,304)
Purchases of available-for-sale securities	—	(30,577)
Maturities of available-for-sale securities	—	84,546
Net cash used in investing activities	(4,804)	(426,558)

Financing Activities
Net proceeds from issuance of debt	—	416,846
Repayment of debt	(43,000)	—
Repurchases of common stock	—	(334)
Net proceeds from issuance of common stock	4,016	8,018
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,839)	(8,399)
Net cash provided by (used in) financing activities	(42,823)	416,131
Effect of exchange rate changes on cash and cash equivalents	535	2,040
Increase in cash, cash equivalents and restricted cash	703	7,195
Cash, cash equivalents and restricted cash at beginning of period	74,412	82,896
Cash, cash equivalents and restricted cash at end of period	$75,115	$90,091

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2018	March 31, 2018	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$74,059	$55,645	$87,568
Short-term restricted cash	345	617	615
Accounts receivable, net	83,648	90,632	82,695
Inventory	44,338	45,758	77,559
Prepaid expenses and other current assets	7,305	8,413	9,732
Total current assets	209,695	201,065	258,169
Long-term restricted cash	711	1,071	1,908
Property and equipment, net	20,886	21,993	24,469
Intangible assets, net	281,017	298,031	353,524
Goodwill	238,330	237,810	238,838
Deferred tax assets	42,995	41,426	53,878
Other long-term assets	4,732	7,318	6,841
Total assets	$798,366	$808,714	$937,627

Liabilities and stockholders’ equity
Current liabilities	$80,160	$67,061	$110,197
Long-term debt	305,183	322,896	415,032
Other long-term liabilities	13,102	12,309	14,491
Total stockholders’ equity	399,921	406,448	397,907
Total liabilities and stockholders’ equity	$798,366	$808,714	$937,627

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
GAAP gross profit	$56,330	$62,668	$51,104
Stock-based compensation	120	106	79
Performance based equity	47	78	28
Amortization of inventory step-up	—	—	5,635
Amortization of purchased intangible assets	8,968	8,969	6,260
Depreciation of fixed asset step-up	96	112	112
Deferred profit eliminated in purchase price accounting	—	—	3,872
Non-GAAP gross profit	65,561	71,933	67,090

GAAP R&D expenses	30,211	31,121	29,015
Stock-based compensation	(4,454)	(4,374)	(4,011)
Performance based equity	(1,297)	(1,140)	(1,055)
Amortization of purchased intangible assets	—	—	(97)
Depreciation of fixed asset step-up	(324)	(329)	(760)
Non-GAAP R&D expenses	24,136	25,278	23,092

GAAP SG&A expenses	24,501	27,117	31,338
Stock-based compensation	(2,735)	(3,993)	(3,024)
Performance based equity	(730)	(1,049)	(482)
Amortization of purchased intangible assets	(7,994)	(7,994)	(8,262)
Depreciation of fixed asset step-up	(12)	(10)	(56)
Acquisition and integration costs	—	—	(5,609)
IP litigation costs, net	(19)	(42)	(125)
Non-GAAP SG&A expenses	13,011	14,029	13,780

GAAP restructuring expenses	1,865	—	6,546
Restructuring charges	(1,865)	—	(6,546)
Non-GAAP restructuring expenses	—	—	—

GAAP income (loss) from operations	(247)	4,430	(15,795)
Total non-GAAP adjustments	28,661	28,196	46,013
Non-GAAP income from operations	28,414	32,626	30,218

GAAP and non-GAAP interest and other income (expense), net	(2,950)	(4,447)	(2,755)

GAAP loss before income taxes	(3,197)	(17)	(18,550)
Total non-GAAP adjustments	28,661	28,196	46,013
Non-GAAP income before income taxes	25,464	28,179	27,463

GAAP income tax provision (benefit)	11,225	(1,864)	(29,515)
Adjustment for non-cash tax benefits/expenses	(9,443)	3,837	32,300
Non-GAAP income tax provision	1,782	1,973	2,785

GAAP net income (loss)	(14,422)	1,847	10,965
Total non-GAAP adjustments before income taxes	28,661	28,196	46,013
Less: total tax adjustments	(9,443)	3,837	32,300
Non-GAAP net income	$23,682	$26,206	$24,678

Shares used in computing non-GAAP basic net income per share	68,335	67,674	65,889
Shares used in computing non-GAAP diluted net income per share	70,473	70,440	69,645
Non-GAAP basic net income per share	$0.35	$0.39	$0.37
Non-GAAP diluted net income per share	$0.34	$0.37	$0.35

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2018	June 30, 2017
GAAP gross profit	$118,998	$104,028
Stock-based compensation	226	138
Performance based equity	125	70
Amortization of inventory step-up	—	5,635
Amortization of purchased intangible assets	17,937	8,944
Depreciation of fixed asset step-up	208	112
Deferred profit eliminated in purchase price accounting	—	3,872
Non-GAAP gross profit	137,494	122,799

GAAP R&D expenses	61,332	52,893
Stock-based compensation	(8,828)	(7,504)
Performance based equity	(2,437)	(2,009)
Amortization of purchased intangible assets	—	(193)
Depreciation of fixed asset step-up	(653)	(760)
Non-GAAP R&D expenses	49,414	42,427

GAAP SG&A expenses	51,617	49,951
Stock-based compensation	(6,728)	(4,946)
Performance based equity	(1,779)	(1,060)
Amortization of purchased intangible assets	(15,988)	(10,143)
Depreciation of fixed asset step-up	(22)	(56)
Acquisition and integration costs	—	(9,003)
IP litigation costs, net	(61)	(230)
Non-GAAP SG&A expenses	27,039	24,513

GAAP restructuring expenses	1,865	6,546
Restructuring charges	(1,865)	(6,546)
Non-GAAP restructuring expenses	—	—

GAAP income (loss) from operations	4,183	(5,362)
Total non-GAAP adjustments	56,857	61,221
Non-GAAP income from operations	61,041	55,859

GAAP and non-GAAP interest and other expense, net	(7,397)	(2,704)

GAAP loss before income taxes	(3,214)	(8,066)
Total non-GAAP adjustments	56,857	61,221
Non-GAAP income before income taxes	53,643	53,155

GAAP income tax provision (benefit)	9,361	(27,494)
Adjustment for non-cash tax benefits/expenses	(5,606)	32,810
Non-GAAP income tax provision	3,755	5,316

GAAP net income (loss)	(12,575)	19,428
Total non-GAAP adjustments before income taxes	56,857	61,221
Less: total tax adjustments	(5,606)	32,810
Non-GAAP net income	$49,888	$47,839

Shares used in computing non-GAAP basic net income per share	68,008	65,564
Shares used in computing non-GAAP diluted net income per share	70,460	69,398
Non-GAAP basic net income per share	$0.73	$0.73
Non-GAAP diluted net income per share	$0.71	$0.69

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
GAAP gross profit	55.5%	56.5%	49.1%
Stock-based compensation	0.1%	0.1%	0.1%
Performance based equity	—%	0.1%	—%
Amortization of inventory step-up	—%	—%	5.4%
Amortization of purchased intangible assets	8.8%	8.1%	6.0%
Depreciation of fixed asset step-up	0.1%	0.1%	0.1%
Deferred profit eliminated in purchase price accounting	—%	—%	3.7%
Non-GAAP gross profit	64.6%	64.9%	64.4%

GAAP R&D expenses	29.8%	28.1%	27.9%
Stock-based compensation	(4.4)%	(3.9)%	(3.9)%
Performance based equity	(1.3)%	(1.0)%	(1.0)%
Amortization of purchased intangible assets	—%	—%	(0.1)%
Depreciation of fixed asset step-up	(0.4)%	(0.4)%	(0.7)%
Non-GAAP R&D expenses	23.8%	22.8%	22.2%

GAAP SG&A expenses	24.1%	24.5%	30.1%
Stock-based compensation	(2.7)%	(3.6)%	(2.9)%
Performance based equity	(0.7)%	(0.9)%	(0.5)%
Amortization of purchased intangible assets	(7.9)%	(7.2)%	(7.9)%
Depreciation of fixed asset step-up	—%	(0.1)%	(0.1)%
Acquisition and integration costs	—%	—%	(5.4)%
IP litigation costs, net	—%	—%	(0.1)%
Non-GAAP SG&A expenses	12.8%	12.7%	13.2%

GAAP restructuring expenses	1.8%	—%	6.3%
Restructuring charges	(1.8)%	—%	(6.3)%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP income (loss) from operations	(0.2)%	4.0%	(15.1)%
Total non-GAAP adjustments	28.2%	25.4%	44.1%
Non-GAAP income from operations	28.0%	29.4%	29.0%

GAAP and non-GAAP interest and other income (expense), net	(2.9)%	(4.0)%	(2.6)%

GAAP loss before income taxes	(3.1)%	—%	(17.8)%
Total non-GAAP adjustments before income taxes	28.2%	25.4%	44.1%
Non-GAAP income before income taxes	25.1%	25.4%	26.4%

GAAP income tax provision (benefit)	11.1%	(1.7)%	(28.3)%
Adjustment for non-cash tax benefits/expenses	(9.3)%	3.5%	30.9%
Non-GAAP income tax provision	1.8%	1.8%	2.7%

GAAP net income (loss)	(14.2)%	1.7%	10.5%
Total non-GAAP adjustments before income taxes	28.2%	25.4%	44.1%
Less: total tax adjustments	(9.3)%	3.5%	30.9%
Non-GAAP net income	23.3%	23.6%	23.7%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2018	June 30, 2017
GAAP gross profit	56.0%	53.9%
Stock-based compensation	0.1%	0.1%
Performance based equity	0.1%	—%
Amortization of inventory step-up	—%	2.9%
Amortization of purchased intangible assets	8.4%	4.6%
Depreciation of fixed asset step-up	0.1%	0.1%
Deferred profit eliminated in purchase price accounting	—%	2.0%
Non-GAAP gross profit	64.7%	63.6%

GAAP R&D expenses	28.9%	27.4%
Stock-based compensation	(4.2)%	(3.9)%
Performance based equity	(1.1)%	(1.0)%
Amortization of purchased intangible assets	—%	(0.1)%
Depreciation of fixed asset step-up	(0.3)%	(0.4)%
Non-GAAP R&D expenses	23.3%	22.0%

GAAP SG&A expenses	24.3%	25.9%
Stock-based compensation	(3.2)%	(2.6)%
Performance based equity	(0.8)%	(0.5)%
Amortization of purchased intangible assets	(7.5)%	(5.2)%
Depreciation of fixed asset step-up	—%	(0.1)%
Acquisition and integration costs	—%	(4.7)%
IP litigation costs, net	—%	(0.1)%
Non-GAAP SG&A expenses	12.7%	12.7%

GAAP restructuring expenses	0.9%	3.4%
Restructuring charges	(0.9)%	(3.4)%
Non-GAAP restructuring expenses	—%	—%

GAAP income (loss) from operations	2.0%	(2.8)%
Total non-GAAP adjustments	26.8%	31.7%
Non-GAAP income from operations	28.7%	28.8%

GAAP and non-GAAP interest and other income (expense), net	(3.5)%	(1.4)%

GAAP loss before income taxes	(1.5)%	(4.2)%
Total non-GAAP adjustments before income taxes	26.8%	31.7%
Non-GAAP income before income taxes	25.3%	27.5%

GAAP income tax provision (benefit)	4.4%	(14.2)%
Adjustment for non-cash tax benefits/expenses	(2.6)%	16.9%
Non-GAAP income tax provision	1.8%	2.8%

GAAP net income (loss)	(5.9)%	10.1%
Total non-GAAP adjustments before income taxes	26.8%	31.7%
Less: total tax adjustments	(2.6)%	16.9%
Non-GAAP net income	23.5%	24.8%